Ryerson Quarterly Release Presentation Q1 2023 Exhibit 99.2

31 Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events, including Russia’s invasion of Ukraine and global trade sanctions; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the ownership of a significant portion of our equity securities by a single investor group; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, our quarterly report on Form 10-Q for the quarter ended March 31, 2023, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

Q1 2023 Highlights Achieved Net Income attributable to Ryerson Holding Corporation of $47.3 million with Adjusted EBITDA1, excluding LIFO of $90.1 million Earned Diluted EPS2 of $1.27 on revenue of $1.4 billion Generated Operating Cash Flow of $80.4 million and Free Cash Flow of $52.6 million Maintained Net Leverage ratio at low end of target at 0.8x, debt of $395 million and net debt3 of $351 million as of March 31, 2023, compared to $367 million and $328 million, respectively, on December 31, 2022 Repurchased 1.5 million shares directly from an affiliate of Platinum Equity in secondary public offering, creating value for shareholders and contributing to free float increasing to 67%, as of March 31, 2023 Acquired value-added processor BLP Holdings, LLC Announced second quarter 2023 dividend of $0.18 per share, a 5.9% increase from the prior quarter Announced an increase and extension of the share repurchase program by approximately $80 million to $100 million through April 2025 1For EBITDA, Adjusted EBITDA and Adj EBITDA excluding LIFO please see Appendix; 2Earnings per Share; 3Net Debt is defined as Long Term Debt plus Short-Term Debt less Cash and Cash Equivalents and excludes Restricted Cash

Macro and Commodities Commodity reset higher despite slowing macroeconomic conditions Sources: Bloomberg: prices through March 31, 2023; Futures prices as of April 28, 2023; Federal Reserve, Industrial Production Index monthly year-over-year change; Bloomberg, U.S. Manufacturing PMI  Commodity Prices Since Dec. 2017 U.S. ISM Purchasing Managers Index U.S. Industrial Production

Sequential Q1 2023 End-Market Trends North American volumes experienced strong seasonal increase 12022 Sales Mix Excludes Other Industry Sectors which represent approximately 3% of Ryerson sales mix; Sales Mix based on 2022 results as disclosed in Ryerson’s Annual Report on Form 10-K for the year ended December 31, 2022 Metal Fab and Machine Shop Industrial Equipment Commercial Ground Transportation Food & Ag Consumer Durable Construction/Heavy Equipment HVAC Oil & Gas 2022 Sales Mix1 Commentary QoQ Volume 25% 19% 14% 10% 9% 9% 7% 4% Ryerson’s first quarter North American shipments reflected seasonally strong volumes, as most of our end-markets saw increased customer activity compared to the previous quarter, driven by restocking. We expect second quarter shipments to increase in line with customer seasonal restocking needs.

Q2 2023 Guidance Anticipate a solid Q2, driven by strong volumes and positive pricing momentum Net Sales Net Income1 Adj. EBITDA, excl. LIFO $1.40 - 1.44B $46 - 49M $93 - 97M Second quarter revenue guidance of $1.40B to $1.44B assumes: Average Selling Price increase 0% to 1% Shipments between (1%) to 1% Diluted Earnings per Share 1Net Income attributable to Ryerson Holding Corporation; 2Diluted EPS of $1.32 represents the midpoint of our $1.28 - $1.36 guidance range. See Ryerson’s 8-K filed on May 1, 2023 2

Q1 2023 Selected Financial and Operating Metrics See Ryerson’s 8-K filed on May 1, 2023. 1TTM Free Cash Flow Yield is calculated based on Trailing Twelve-Month free cash flow divided by period end market capitalization Q1 2023 Investment FY 2023E $28M $95M Capital Investment Expenses Expenses / Sales +$4M -100 bps Expense Management Compared to Q4 2022 Inventory Days of Supply Cash Conversion Cycle 79 77 Asset Management Cash from operating activities TTM Free Cash Flow Yield1 $80M 30.1% Cash Flow Service Center Network modernization investments Expenses increased $3.7M, or 2%, sequentially on acquisitions, transaction expenses and variable opex First quarter cash flow generation was driven primarily by earnings from operations as well as working capital release The decrease in the Company’s cash conversion cycle was driven by a sequential decrease in days of supply and excellent credit risk management

Ryerson distributed its seventh quarterly cash dividend and completed ~$53.2M in share repurchases in the first quarter. On May 1, 2023, the Board of Directors approved a seventh dividend increase, raising the Company’s second quarter of 2023 dividend to $0.18 per share as well as increasing the size of the share repurchase authorization to $100M, expiring in April 2025. $0.17 per Share Return of capital to investors and $53.2M  Share repurchases completed in Q1 2023; Authorization increased to $100M expiring in April 2025  Q1 2023 Allocation: $0.18 per Share Return of capital to investors Q2 2023 Announced:  Ryerson’s dividend increase are enabled by a transformed balance sheet and continued prioritization of shareholder returns as part of a balanced capital allocation strategy Capital Allocation Plan Update

Dividend Payments Trend Higher Stronger capital structure allows for greater returns to shareholders 1 1Yield for 2021 is based on actual payments and non-annualized; Based on closing share price as of December 31, 2021 of $25.71. Yield for 2022 is based on closing share price as of December 30, 2022 of $30.26 9

1 Net Income attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on May 1, 2023 Q1 2023 Key Financial Metrics  Net Sales Gross Margin Net Income1  Diluted Earnings per Share Debt $1.4B 18.8% $47.3M $1.27 $395M +9.2% QoQ +610 bps QoQ +$71.4M QoQ +$1.92 QoQ +$28M QoQ Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA  excl. LIFO Adjusted Diluted Earnings per Share Net Debt 519k 19.1% $90.1M $1.27 $351M +11.6% QoQ +380 bps QoQ +$61.4M QoQ +$1.92 QoQ +$24M QoQ

Capital Allocation Plan Strong free cash flow generation $95M in ’23E; $70M for modernization and   and Value-Add  Raised quarterly dividend to $0.18 per share for Q2’23 Track record of successful acquisitions $53M repurchased in ’23; Increased authorization to  $100M CAPEX DIVIDENDS BUYBACKS M&A supports increases in 4 key pillars of Capital Allocation 11

Intelligent Network of Service Centers Diversified (metals mix, ~40k customers, ~75k products) Availability, speed, ease, consistency Hundreds of “virtual” locations 24/7 e-commerce Digitalized customer experience Building the value chain of the future $1.4B  Net Sales Q1 2023 $1.27  Diluted Earnings per Share Q1 2023

Appendix

Liquidity remains strong and Net Debt at historic lows Leverage maintained at historic low of 0.8x Global liquidity decreased to $856M in Q1 ’23 from $909M in Q4 ’22 Strong cash flows funding growth investments and shareholder returns Stronger Liquidity to Fund Operations and Investments Cash and Cash Equivalents Foreign Availability North American Availability

Tons Sold (000’s) Quarterly Financial Highlights 1 Net Income attributable to Ryerson Holding Corporation A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix Average Selling Price Per Ton Gross Margin & Gross Margin, excl. LIFO Adj EBITDA, excl. LIFO & Net Income Margin %1

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO 17

Non-GAAP Reconciliation: Adjusted Net Income

Non-GAAP Reconciliation: Net Debt

31 Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on bargain purchase, gain on sale of assets, loss on retirement of debt, loss on pension settlement, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day-to-day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies. Adjusted Net income and Adjusted Earnings per share is presented to provide a means of comparison with periods that do not include similar adjustments. Non-GAAP Reconciliation 20